Exhibit 99.1
Track Group, Inc. Reports Fiscal 2015 Results
-	Revenue Increased 70%,
-	Tag Subscriptions Increase 56%,
-	2016-2017 Outlook

SALT LAKE CITY, December 14, 2015 – Track Group Inc. (OTCQX: TRCK), a cloud-based end-to-end B2B and B2G tracking solutions company that combines real-time proprietary tracking devices, monitoring services in combination with advanced data analytics for the global offender management market, announces results for its fiscal year ended September 30, 2015, and provides Management’s plans, goals and outlook for 2016 and beyond.

Financial Highlights:

●
Total net revenues grew 70% for fiscal 2015 – “Given our expansion in Chile, organic growth in our legacy operations in the Americas including those of our recently acquired companies, we achieved record revenue growth in fiscal 2015,” said Guy Dubois, Track Group’s Chairman and acting CEO.

●
Gross profit grew to 60% in fiscal 2015 – “Led by higher overall sales activities in the Americas, outsourcing of our supply chain operation, lower device costs, and software automation, we are confident that gross profit will continue to accelerate in 2016 and beyond,” stated Mr. Dubois.

●
Tag subscriptions grew from 6,400 units in 2014 to over 10,000 in 2015 -  “Our 56% growth in tag subscriptions is strong evidence that combined with a suite of competitive services and a superior sales staff, we can provide an effective alternative to incarceration solution at an affordable price,”   said Mr. Cassell, Divisional President Americas.  He continued “For 2016 we see a continued acceleration of our tag subscription numbers.”

●
EPS loss of (0.56) for 2015 compared to (0.88) for 2014, a 36% improvement.  “In 2014 and 2015 we heavily invested  in our global business to transform from a device centric distinct basket of products to a cloud based Platform-As-A-Service solution (“PaaS”) that combines a device agnostic real-time GPS collection appliance (“Tag”), 24/7/365 monitoring, mobile applications, and exceptional predictive data analytics,” said Mr. Dubois.

●
Adjusted EBITDA of $1.23M in 2015 compared to ($2.05M) loss in 2014.  “Given our significant investments in 2014 and 2015, we experienced a large amount of non-cash and one-time charges in connection with integrating those companies we acquired,” said John Merrill, Chief Financial Officer.  On a GAAP basis, we had a net loss of $5.569M for 2015 compared to a net loss of $8.762M for the same period in 2014.  Mr. Merrill continued, “We believe that Adjusted EBITDA is a better reflection of our performance such that it gives the investor a more complete picture of performance through the eyes of management and the relevant impacts on cash as a PaaS business.”

Fiscal 2015 GAAP Results: For the fiscal year ended September 30, 2015, the company reported net revenues of $20.793M compared to net revenues of $12.262M for the same period in 2014, an increase of 70%.  During the fiscal year ended September 30, 2015, gross profit totaled $12.511M, resulting in a 60% gross margin, compared to $6.763M, or a 55% gross margin during the same period in 2014, an increase of $5.748M. The increase in gross profit and margin was due to (i) higher overall revenues due to sales activity in Chile; (ii) growth of revenues generated by legacy operations and acquired subsidiaries; and (iii) lower incremental cost due to more efficient supply channels, outsourcing, and software automation. Total operating expenses for 2015 were $20.736M, a 43% increase from $14.511M in 2014.  The increase in operating expense was the result of increased activity generated by our Chilean operation, higher non-cash costs of depreciation, amortization, stock compensation expense, and activities generated by company’s we acquired during 2014 and 2015.  Net loss for 2015 totaled $5.669M or ($0.56) per common share, compared to a net loss of $8.762M or ($0.88) per common share for the same period in 2014. On an adjusted basis, the company reported EBITDA of $1.225M for 2015 compared to a loss of ($2.045M) for the same period in 2014 thus generating an Adjusted EBITDA margin of 5.9% versus a loss of 16.7% the previous year.

Strategy and Outlook:

Over the last 12 months, the company has transformed itself into a service business. Although the company still manufactures monitoring devices, we see the physical goods as a smaller part of the “integrated justice solutions” going forward. We believe our ability to offer analytics under a PaaS model gives us a unique selling proposition and competitive advantage. Rather than receiving a steady stream of ongoing revenue, just for a piece of manufactured equipment, more of our ongoing revenue will be derived from device agnostic subscription contracts that should help make the administration of justice better, faster, and less expensive for taxpayers.  This not only may accelerate our continued revenue growth, it will be done at a lower cost per revenue dollar; resulting in higher margins and improved operating cash flows.

Furthermore, the company will explore and may execute selected M&A transactions in the future to accelerate growth opportunities globally. As we have shown over the past 24 months, the company was able to attract funding at favorable terms and we remain optimistic that this will continue going forward. In addition, the company is pursuing up listing of its stock to a regulated exchange. Once completed, it should provide additional sources of funding, and focused IR activities should over time bring more liquidity to our shares. Our senior management is well incentivized to deliver on these goals through a long term equity incentive plan which aligns the creation of shareholder value.

Based on our current organic performance, our outlook for 2016 and 2017 is as follows:

	Actual		Outlook
	2014	2015	2016	2017

Net Revenue (USD$)	$ 12.3 M	$ 20.8 M	$ 28 - 31 M	$ 42 - 47 M

Adjusted EBITDA Margin (%)	-16.70%	5.90%	15-20%	25-30%

Non-GAAP Financial Measures

This press release includes financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission including non-GAAP EBITDA and non-GAAP EPS. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures, on an annual basis, are provided utilizing audited financial figures for the respective periods.

Non-GAAP Adjusted EBITDA excludes items included but not limited to taxes, dividends, depreciation, amortization, impairment charges, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, non-cash stock based compensation and other stated one-time cash and non-cash charges (“the Adjustments”).  Non-GAAP EPS excludes the Adjustments when considering net income or loss attributable to common shareholders.

The company believes the non-GAAP measures provide useful information to both management and investors by excluding certain cash and non-cash expenses, gains and losses, one time charges or benefits, and acquisition charges which may not be indicative of its core operation results and business outlook. Specific disclosure relating to acquisitions including management's analysis of results from operations and financial condition, are contained in the company's annual report on Form 10-K for the year ended September 30 2015 and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the company's Form 10-K and other reports, including the risk factors contained in such Form 10-K.

About Track Group Inc.

Track Group develops, manufactures, and provides tracking solutions that combine real-time GPS tracking devices and 24/7/365 monitoring services with advanced data analytics for the global offender management market which includes corrections, military and law enforcement. For more information, visit www.trackgrp.com.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. & subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group’s current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2015 AND 2014

Assets	2015	2014
Current assets:
Cash	$4,903,045	$11,101,822
Accounts receivable, net of allowance for doubtful accounts of $4,150,000 and $4,070,000, respectively	6,044,931	3,788,207
Note receivable, current portion	306,434	273,964
Prepaid expenses and other	1,266,277	1,226,054
Inventory, net of reserves of $225,900 and $223,500, respectively	741,514	1,248,264
Total current assets	13,262,201	17,638,311
Property and equipment, net of accumulated depreciation of $2,822,166 and $2,292,521, respectively	1,697,630	1,860,247
Monitoring equipment, net of accumulated amortization of $2,225,480 and $1,251,551, respectively	2,784,595	1,914,666
Intangible assets, net of accumulated amortization of $5,628,308 and $2,818,894, respectively	25,884,087	26,743,626
Other assets	2,619,035	3,150,428
Goodwill	7,782,903	6,577,609
Total assets	$54,030,451	$57,884,887

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,363,441	1,995,607
Accrued liabilities	2,705,403	2,413,557
Current portion of long-term debt, net of discount of $222,973 and $375,370, respectively	796,225	1,906,040
Total current liabilities	5,865,069	6,315,204
Stock payable - related party	3,501,410	3,000,000
Long-term related-party debt, net of current portion	-	2,700,000
Long-term debt, net of current portion and discount of $408,784 and $93,750, respectively	30,189,188	25,868,361
Other long-term liabilities	106,671	85,275
Total liabilities	39,662,338	37,968,840

Stockholders’ equity:
Preferred stock:
Series D 8% dividend, convertible, voting, $0.0001 par value: 85,000 shares designated; zero shares outstanding	-	-
Common stock, $0.0001 par value: 15,000,000 shares authorized; 10,261,288 and 10,093,130 shares outstanding, respectively	1,026	1,009
Additional paid-in capital	297,591,034	295,364,173
Accumulated deficit	(280,845,882	(275,177,181)
Accumulated other comprehensive income	(2,378,065	(271,954)
Total equity	14,368,113	19,916,047
Total liabilities and stockholders’ equity	$54,030,451	$57,884,887

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2015 AND 2014

	2015	2014
Revenues:
Products	$666,536	$599,017
Monitoring services	20,067,966	11,663,181
Other	58,213	-
Total revenues	20,792,715	12,262,198

Cost of revenues:
Products	518,155	251,385
Monitoring and other related services	6,071,018	3,935,306
Depreciation and amortization included in cost of revenues	1,467,410	938,451
Impairment of monitoring equipment and parts (Note2)	225,523	373,951
Total cost of revenues	8,282,106	5,499,093

Gross profit	12,510,609	6,763,105

Operating expenses:
General & administrative	14,057,657	9,366,121
Selling & marketing	2,183,688	1,934,978
Research & development	1,562,566	1,605,662
Depreciation & amortization	2,932,172	1,590,052
Settlement expense	-	14,291
Loss from operations	(8,225,474	(7,747,999)

Other income (expense):
Gain/loss on disposal of equipment	339,858	(36,533)
Interest income	148,795	368,434
Interest expense	(2,690,404	(1,290,289)
Currency exchange rate loss	(214,402	(609,914)
Disgorgement funds received (note 5)	4,915,236	-
Other income/expense, net	78,046	624,001
Net loss before tax	(5,648,345	(8,692,300)
Income Tax	(20,356	(55,544)
Net loss - Company	(5,668,701	(8,747,844)
Dividends on Preferred stock	-	(14,585)
Net loss attributable to common shareholders	(5,668,701	(8,762,429)
Foreign currency translation adjustments	(2,106,111	(271,954)
Comprehensive loss	$(7,774,812	$(9,034,383)
Net loss per common share, basic and diluted	$(0.56	$(0.88)
Weighted average common shares outstanding, basic and diluted	10,159,000	9,951,000

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2015 AND 2014

	2015	2014
Cash flows from operating activities:
Net Loss	$(5,668,701)	$(8,747,844)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,399,582	2,457,991
Impairment of monitoring equipment and parts	225,523	373,951
Bad debt expense	504,451	125,961
Accretion of debt discount	346,257	286,399
Stock based compensation	1,662,883	801,820
Vesting and re-pricing of stock options	39,929	-
Gain/Loss on disposal of property and equipment	(339,858)	3,710
Loss on disposal of monitoring equipment included on cost of sales	112,177	-
Change in assets and liabilities:
Accounts receivable, net	(2,751,598)	(193,030)
Notes receivable	(32,470)	(25,244)
Inventories	(300,865)	(1,727,400)
Prepaid expenses and other assets	170,094	604,506
Accounts payable	442,107	1,466,905
Accrued expenses	275,264	(1,339)
Deferred revenue	-	(8,674)
Net cash used in operating activities	(915,225)	(4,582,288)

Cash flow from investing activities:
Purchase of property and equipment	(265,065)	(544,126)
Capitalized software	(567,287)	-
Purchase of monitoring equipment and parts	(1,201,200)	-
Leasehold improvements	(422,544)	(1,330,068)
Investment in international bond	-	(3,163,802)
Cash acquired through acquisition	-	195,058
Payment related to acquisition	(1,782,849)	(8,050,167)
Proceeds from notes receivable	-	55,984
Net cash used in investing activities	(4,238,945)	(12,837,121)

Cash flow from financing activities:
Borrowings on related-party notes payable	-	1,200,000
Principal payments on related-party notes payable	(2,700,000)	(60,000)
Proceeds from notes payable	4,077,778	25,750,000
Principal payments on notes payable	(2,353,989)	(1,407,524)
Proceeds from issuance of common stock	-	8,000
Repurchase of Series D Convertible Preferred stock and options	(10,500)	(312,008)
Debt offering costs	-	(34,735)
Net cash (used in) provided by financing activities	(986,711)	25,143,733

Effect of exchange rate changes on cash	(57,896)	(4,930)

Net increase (decrease) in cash	(6,198,777)	7,719,394
Cash, beginning of year	11,101,822	3,382,428
Cash, end of year	$4,903,045	$11,101,822

TRACK GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
For the Fiscal Years Ended, September 30, 2015 and 2014

Non-GAAP Adjusted Operating EBITDA (In $000's USD)	2015	2014
Net loss applicable to common shareholders	$(5,669)	$(8,762)
Interest expense, net	2,541	922
Dividends	-	15
Income taxes (5)	20	55
Depreciation, amortization, and impairment	4,625	2,801
Stock based compensation	1,702	1,488
M&A costs (1)	434	1,182
Other non-cash charges (2)	423	254
Non-recurring one-time charges (3)	1,849	-
Non-recurring one-time (benefits) (4)	(4,700)	-
Non GAAP Adjusted Operating EBITDA	$1,225	$(2,045)

Non-GAAP EPS (In $000's, except per share)	2015	2014
Net loss applicable to common shareholders	$(5,669)	$(8,762)
Interest expense, net	2,541	922
Dividends	-	15
Income taxes (5)	20	55
Depreciation, amortization, and impairment	4,625	2,801
Stock based compensation	1,702	1,488
M&A costs (1)	434	1,182
Other non-cash charges (2)	423	254
Non-recurring one-time charges (3)	1,849	-
Non-recurring one-time (benefits) (4)	(4,700)	-
Non-GAAP net income to common shareholders	$1,225	$(2,045)
Weighted average common shares outstanding, basic and diluted	10,159	9,951
Non-GAAP EPS, basic and diluted	$0.12	$(0.21)

(1)
The company completed two acquisitions in 2014 and one in 2015.  Costs include severance, settlement costs, travel, and advisory fees that in accordance with U.S. GAAP are not included in the purchase price allocation.  The Company also contemplated a third acquisition in 2015 but did not consummate the acquisition; those costs were expensed in accordance with U.S. GAAP.

(2)	Other non-cash charges include reserves for inventory obsolescence, gains or losses, and non-cash currency impacts.

(3)
Non-recurring one-time charges include but are not limited to: the pro-forma effect of EBITDA of acquired company G2 Analytics, outsourcing of supply chain / fulfillment, and impairment of the GPS Global tradename.

(4)	Non-recurring one-time benefits include disgorgement funds received by a shareholder net of related costs.

(5)
Currently, the company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations.  However, the company is still subject to state and certain non-U.S based taxes.